UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
August 14, 2006
Date of Report (date of earliest event reported)

CIPHERGEN BIOSYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31617	33-059-5156
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
6611 Dumbarton Circle
Fremont, CA 94555
(Address of principal executive offices)
(510) 505-2100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 14, 2006, Ciphergen Biosystems, Inc. (the “Company”) entered into an Asset Purchase Agreement with Bio-Rad Laboratories, Inc. (“Bio-Rad”) for the proposed sale Bio-Rad of the Company’s proteomics instrument business, which includes the Company’s SELDI technology, ProteinChip® arrays and accompanying software (the “Asset Sale”). The Company would retain certain exclusive rights in the diagnostics market. Subject to approval by the Company’s stockholders and other customary closing conditions, Bio-Rad will purchase this business for approximately $20 million in cash at a closing (the “Closing”) expected to occur in the fourth quarter of 2006.
     In connection with the Asset Sale, the Company also agreed to enter into a Stock Purchase Agreement (the “Purchase Agreement”) with Bio-Rad at the Closing which provides for the private sale of shares of the Company’s common stock to Bio-Rad for an aggregate purchase price of $3,000,000. The Purchase Agreement also provides certain registration rights whereby if the Company files a registration statement under the Securities Act of 1933, as amended, Bio-Rad may elect to include their shares in that registration, subject to various conditions. The purchase and sale of the shares pursuant to the Purchase Agreement will be consummated at the Closing.
     In connection with the Asset Sale, the Company also agreed to enter into a Manufacturing Services Agreement with Bio-Rad whereby, upon Closing the Company would agree to purchase SELDI instruments and consumables from Bio-Rad for the continued development of its diagnostics business.
     In connection with the Asset Sale, the Company also agreed to enter into a Cross-License Agreement with Bio-Rad whereby, upon Closing the Company will retain the right to commercially exploit existing technology, including SELDI technology, in the clinical diagnostics market, which market includes the development and sale of home-user diagnostic tests.
     On August 14, 2006, the Company issued a press release announcing the execution of definitive agreements with respect to the transaction. A copy of this press release is also furnished as an exhibit to this report.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Ciphergen Biosystems, Inc. on August 14, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIPHERGEN BIOSYSTEMS, INC. (Registrant)

Date: August 18, 2006	By:	/s/ GAIL S. PAGE
Gail S. Page
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release issued by Ciphergen Biosystems, Inc. on August 14, 2006